UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 24, 2014

OXFORD IMMUNOTEC GLOBAL PLC

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction

of incorporation)

001-36200	98-1133710
(Commission File Number)	(IRS Employer Identification No.)

94C Innovation Drive, Milton Park, Abingdon OX14 4RZ, United Kingdom

(Address of principal executive offices)

Registrant’s telephone number including area code +44 (0) 1235 442780

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 24, 2014, the Remuneration Committee of the Board of Directors of Oxford Immunotec Global PLC (the “Company”) approved amendments (“Amendments”) to the equity awards of Peter Wrighton-Smith, Ph.D., the Company’s Chief Executive Officer, made pursuant to Appendices C and D of the Company’s 2013 Share Incentive Plan (the “Plan”), to incorporate “double-trigger” vesting. As amended, the unvested portion of the equity awards will automatically vest if within one year of a Change in Control (as defined in the Amendments) the Company terminates the CEO’s employment other than for Cause (as defined in the Plan) or the CEO terminates employment for Good Reason (as defined in the Amendments). If the event constituting Good Reason is the change in composition of the Company’s Board of Directors (the “Board”) (as described in the Amendments), automatic vesting will apply only if the change in Board composition occurs after the one year anniversary but prior to the third anniversary of the Change in Control.

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the forms of First Amendment to Officer Restricted Share Award under Appendix C of the 2013 Share Incentive Plan and First Amendment to Officer Stock Option Award under Appendix D of the 2013 Share Incentive Plan, which are filed herewith as Exhibits 10.1 and 10.2, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Form of First Amendment to Officer Restricted Share Award under Appendix C of the 2013 Share Incentive Plan
10.2	Form of First Amendment to Officer Stock Option Award under Appendix D of the 2013 Share Incentive Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2014

OXFORD IMMUNOTEC GLOBAL PLC

By:	/s/ Richard M. Altieri
Richard M. Altieri
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Form of First Amendment to Officer Restricted Share Award under Appendix C of the 2013 Share Incentive Plan
10.2	Form of First Amendment to Officer Stock Option Award under Appendix D of the 2013 Share Incentive Plan